Exhibit 1.1

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

$350,000,000 5.50% Notes due October 1, 2012

$650,000,000 5.75% Notes due June 15, 2017

TERMS AGREEMENT

Dated:  May 30, 2007

To:         ERP Operating Limited Partnership

c/o Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Donna Brandin

Ladies and Gentlemen:

We (the “Representatives”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $350,000,000 aggregate principal amount of 5.50% Notes due October 1, 2012 (the “2012 Notes”) and $650,000,000 aggregate principal amount of 5.75% Notes due June 15, 2017 (the “2017 Notes and, together with the 2012 Notes, the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the “Underwriters”) severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

Underwriter	Principal Amount of 2012 Notes	Principal Amount of 2017 Notes

Banc of America Securities LLC	$116,666,667	$216,666,667
Deutsche Bank Securities Inc.	$116,666,667	$216,666,667
JP Morgan Securities Inc.	$116,666,666	$216,666,666

Total	$350,000,000	$650,000,000

The Underwritten Securities shall have the following terms:

Title:	5.50% Notes due October 1, 2012 5.75% Notes due June 15, 2017

Principal Amount to be Issued:	2012 Notes: $350,000,000 2017 Notes: $650,000,000

Currency:	U.S. Dollars

Expected Ratings:	Baa1 by Moody’s Investors Services, Inc. A- by Standard & Poor’s Ratings Services A- by Fitch Investor Services

Form:	Registered book-entry form

Price to Public:	99.474% of the principal amount of the 2012 Notes 99.211% of the principal amount of the 2017 Notes

Purchase Price:	98.874% of the principal amount of the 2012 Notes 98.561% of the principal amount of the 2017 Notes

Stated Maturity Dates:	2012 Notes: October 1, 2012 2017 Notes: June 15, 2017

Interest Rate:	2012 Notes: 5.50% per annum 2017 Notes: 5.75% per annum

Interest Payment Dates:	Interest on the Underwritten Securities will be payable semi-annually in arrears, on January 15 and July 15 of each year, beginning January 15, 2008

Record Dates:	The close of business on the January 1 and July 1 preceding the applicable Interest Payment Date

Redemption:

ERP may redeem the Underwritten Securities, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the Underwritten Securities being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus relating to such Underwritten Securities), if any, with respect to such Underwritten Securities (collectively, the “Redemption Price”). Notice of any optional redemption of any Underwritten Securities will be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Underwritten Securities held by such persons to be redeemed

Reinvestment Rate:

“Reinvestment Rate” means .15% and .20%, respectively, for the 2012 Notes and 2017 Notes, plus the arithmetic means of the yields under the respective heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus relating to such Underwritten Securities) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

Sinking Fund Requirements:	None

Listing:	None

Delayed Contracts:	Not authorized

Restrictive Covenants:

The covenants set forth in the Indenture, dated as of October 1, 1994, between ERP and The Bank of New York Trust Company, N.A. (as successor in trust to J.P. Morgan Trust Company, National Association, as successor in trust to Bank One Trust Company, NA, as successor to The First National Bank of Chicago) (the “Indenture”), and the Third Supplemental Indenture, to be dated as of June 4, 2007, to the Indenture as applicable.

Settlement Date, Time and Place:

Delivery of documents on June 4, 2007, at 9:00 a.m. New York City time at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004; delivery of funds on June 4, 2007, in accordance with DTC procedures for the Underwritten Securities

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” dated May 30, 2007 (the “Standard Underwriting Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean 4:15 p.m. on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as exhibits hereto, (2) the Preliminary Prospectus Supplement dated May 30, 2007, together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement or the Preliminary Prospectus Supplement and the Base Prospectus.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between ERP and the several Underwriters, or any of them, with respect to the offer and sale of the Underwritten Securities.

[SIGNATURE PAGE APPEARS NEXT]

Please accept this offer no later than 6:00 P.M. (New York City time) on May 30, 2007, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Director

By:	/s/ Matthew J. Siracuse
Name: Matthew J. Siracuse
Title: Director/Debt Syndicate

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Acting on behalf of themselves and the other named Underwriters

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:	EQUITY RESIDENTIAL, not individually but as General Partner

	By:	/s/ Mark J. Parrell
Name: Mark J. Parrell
Title: Senior Vice President and Treasurer

Annex A

ERP Operating Limited Partnership

Debt Securities

Standard Underwriting Provisions

Exhibit A

Issuer Free Writing Prospectus

$350,000,000 5.50% SENIOR NOTES DUE OCTOBER 1, 2012

Issuer:	ERP Operating Limited Partnership

Coupon:	5.50%

Maturity:	October 1, 2012

Trade Date:	May 30, 2007

Settlement Date:	June 4, 2007

Par Amount:	$350,000,000

Expected Ratings:	Baa1/A-/A- (stable, stable, stable)

Benchmark Treasury:	4.50% due April 30, 2012

Benchmark Treasury Yield:	4.835%

Benchmark Treasury Price:	$98-17+

Reoffer Spread:	0.78% (+78 basis points)

Yield to Maturity:	5.615%

Public Offering Price:	99.474%

All-in Price to Issuer:	98.874%

Net Proceeds:	$346,059,000

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2008

Day Count:	30/360

Make Whole:	15 basis points

Redemption Provision:

Issuer may redeem at any time, in whole or, from time to time, in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus), if any.

CUSIP:	26884A AW3

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, you can request the prospectus by calling toll-free in the United States Banc of America Securities LLC at 1-800-294-1322 or Deutsche Bank Securities Inc. at 1-800-503-4611 or calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

$650,000,000 5.75 % SENIOR NOTES DUE JUNE 15, 2017

Issuer:	ERP Operating Limited Partnership

Coupon:	5.75%

Maturity:	June 15, 2017

Trade Date:	May 30, 2007

Settlement Date:	June 4, 2007

Par Amount:	$650,000,000

Expected Ratings:	Baa1/A-/A- (stable, stable, stable)

Benchmark Treasury:	4.50% due May 15, 2017

Benchmark Treasury Yield:	4.874%

Benchmark Treasury Price:	$97-02+

Reoffer Spread:	0.98% (+98 basis points)

Yield to Maturity:	5.854%

Public Offering Price:	99.211%

All-in Price to Issuer:	98.561%

Net Proceeds:	$640,646,500

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2008

Day Count:	30/360

Make Whole:	20 basis points

Redemption Provision:

Issuer may redeem at any time, in whole or, from time to time, in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus), if any.

CUSIP:	26884A AX1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, you can request the prospectus by calling toll-free in the United States Banc of America Securities LLC at 1-800-294-1322 or Deutsche Bank Securities Inc. at 1-800-503-4611 or calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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